Exhibit 99.2

Ratings Acquisition Corp

(operating as DBRS Group)

Interim Condensed Consolidated Financial Statements

February 28, 2019

(expressed in thousands of Canadian dollars, unless otherwise indicated)

(Unaudited)

Ratings Acquisition Corp

(operating as DBRS Group)

Interim Condensed Consolidated Balance Sheet

(expressed in thousands of Canadian dollars, unless otherwise indicated)

As at February 28, 2019

	Notes	February 28, 2019	November 30, 2018

Assets
Current
Cash		$45,504	$56,842
Accounts receivable, net	3	28,321	35,782
Prepaid expenses		5,215	4,521
Income tax receivable		3,019	1,662
Current deferred tax asset		133	1,870
Current portion of assets of discontinued operations	14	34	35
		82,226	100,712

Investments		705	683
Property and equipment, net		14,137	14,687
Other assets		216	217
Intangible assets	4	290,632	297,862
Goodwill	4	301,100	302,038
Swap receivable	10	4,175	7,082
		$693,191	$723,281

Liabilities
Current
Accounts payable and accrued liabilities		$7,416	$7,657
Employee incentive plans		3,136	26,496
Current portion deferred revenue		41,331	37,607
Current portion of long-term debt	5	5,930	5,234
Other		596	954
Current portion of liabilities of discontinued operations	14	2	87
		58,411	78,035

Deferred revenue		22,951	22,778
Long-term debt	5	279,298	283,801
Deferred tax liabilities	6	66,235	69,214
Unrecognized tax benefits	6	3,992	4,027
Asset retirement obligation		328	313
Other		3,819	3,182
		435,034	461,350

Mezzanine equity
Class A preferred shares	7	79,616	80,820

Shareholders' Equity
Share capital	7	197,972	197,972
Treasury shares	8	(2,537)	(2,537)
Dividends paid		(2,682)	(2,373)
Contributed surplus		1,122	1,122
Deficit		(18,755)	(17,754)
Accumulated other comprehensive income		3,421	4,681
		178,541	181,111

		$693,191	$723,281

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Interim Condensed Consolidated Statement of Operations and Comprehensive Income (Loss)

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

	Notes	Three months ended February 28, 2019	Three months ended February 28, 2018

Revenue
Fees		$51,060	$48,477
		51,060	48,477

Expenses
Salaries and benefits		25,272	21,507
Employee incentive plans		3,035	4,512
General and administrative		8,405	6,629
Rent and operating		2,177	1,998
Amortization and depreciation		8,430	8,039
Provision (recovery) for allowance for doubtful accounts		29	(3)
		47,348	42,682
Operating income from continuing operations		3,712	5,795

Other expenses (income)
Interest		5,160	5,415
Foreign exchange gain (loss)		22	(612)
Transaction and other		(66)	(687)
		5,116	4,116
(Loss) income from continuing operations before income taxes		(1,404)	1,679

Income taxes (recovery)
Current	6	1,069	1,748
Deferred	6	(1,509)	(10,634)
Net (loss) income from continuing operations		(964)	10,565
Net loss from discontinued operations	14	(37)	(500)
Net (loss) income		(1,001)	10,065

Other comprehensive (loss) income
Currency translation adjustment		(1,260)	(581)
Comprehensive income		$(2,261)	$9,484

Ratings Acquisition Corp

(operating as DBRS Group)

Interim Condensed Consolidated Statements of Share Capital and Other Shareholders’ Equity

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

	Share capital	Treasury shares	Dividends paid	Contributed surplus	Deficit	Accumulated other comprehensive income	Total shareholders' equity

Balance, December 1, 2017	$197,972	$(1,966)	$(1,320)	$1,122	$(31,001)	$2,233	$167,040
Net income	-	-	-	-	10,065	-	10,065
Dividends paid	-	-	(277)	-	-	-	(277)
Currency translation adjustment	-	-	-	-	-	(581)	(581)
Balance, February 28, 2018	$197,972	$(1,966)	$(1,597)	$1,122	$(20,936)	$1,652	$176,247

	Share capital	Treasury shares	Dividends paid	Contributed surplus	Deficit	Accumulated other comprehensive income	Total shareholders' equity

Balance, December 1, 2018	$197,972	$(2,537)	$(2,373)	$1,122	$(17,754)	$4,681	$181,111
Net loss	-	-	-	-	(1,001)	-	(1,001)
Dividends paid	-	-	(309)	-	-	-	(309)
Currency translation adjustment	-	-	-	-	-	(1,260)	(1,260)
Balance, February 28, 2019	$197,972	$(2,537)	$(2,682)	$1,122	$(18,755)	$3,421	$178,541

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Interim Condensed Consolidated Statement of Cash Flows

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

		Three months and year to date period ended February 28, 2019	Three months and year to date period ended February 28, 2018
Cash provided by (used In)

Operating activities

Net (loss) income from continuing operations		$(964)	$10,565

Items not affecting cash:
Amortization and depreciation		8,430	8,039
Amortization of deferred lease inducements		269	56
Amortization of deferred financing fees		565	-
Swap receivable		2,907	472
Unrealized foreign exchange on balances		(2,079)	(1,312)
Asset retirement obligation		13	12
Deferred income taxes		(1,509)	(10,634)

Net changes in non-cash working capital related to operations
Accounts receivable		7,668	1,493
Income taxes		(3,511)	(287)
Prepaid expenses		(677)	(334)
Accounts payable and accrued liabilities		(242)	(4,472)
Employee incentive plans		(23,502)	(22,658)
Deferred revenue		3,937	1,990
Net cash flows from operating activities for continuing operations		(8,695)	(17,070)
Net cash flows from operating activities for discontinued operations	14	(170)	(470)
Net cash flows from operating activities		(8,865)	(17,540)

Investing activities
Purchase of fixed assets		(72)	(130)
Purchase of intangible assets		(1,206)	(171)
Net cash flows from investing activities for continuing operations		(1,278)	(301)
Net cash flows from investing activities for discontinued operations	14	-	(1)
Net cash flows from investing activities		(1,278)	(302)

Financing activities
Redemption of preferred shares		(1,204)	(1,278)
Dividends paid		(309)	(276)
Loans paid to third parties		(741)	(718)
Net cash flows from financing activities for continuing operations		(2,254)	(2,272)
Net cash flows from financing activities for discontinued operations		-	-
Net cash flows from financing activities		(2,254)	(2,272)

Net change in cash		(12,397)	(20,114)
Effects of exchange rates changes on cash		1,059	1,125
Cash, beginning of period		56,842	40,100

Cash, end of period		$45,504	$21,111

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

1	Description of business and organization

a)	Description of business

Ratings Acquisition Corp (Ratings or the Company) is a private company incorporated on December 17, 2014 in the Cayman Islands. The subsidiaries consist of DBRS, Inc. (DBRS US), DBRS Limited (DBRS Canada), DBRS Ratings Limited (DBRS UK), DBRS Ratings GmbH (DBRS Germany) and DBRS Ratings Mexico, Institucion Calificadora de Valores, S.A. de C.V. (DBRS Mexico). DBRS Mexico was discontinued subsequent to year-end. References herein to the Company refer to Ratings and its wholly owned subsidiaries.

Each wholly owned subsidiary is a recognized international full-service rating agency that provides timely and comprehensive rating opinions to the world’s markets. Privately owned and independent, the subsidiaries offer in-depth credit ratings on issuers of commercial paper, bonds, long/short-term debt, and preferred shares, as well as asset-backed securities in the corporate, financial institution, public finance, and structured finance industries. The subsidiaries also offer industry analysis, rating reports and ratings indices for issuers and investors in North America, Europe, Asia, and Latin America.

All references to $ or dollars are to the currency of Canada unless otherwise indicated. All references to US dollars or US$ are to the currency of the United States unless otherwise indicated. All references to British pounds or £ are to the currency of the United Kingdom unless otherwise indicated.

2	Summary of significant accounting policies

Basis of presentation and principles of consolidation

The Company prepares its interim consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (US GAAP). The Company’s interim condensed consolidated financial statements and accompanying notes have been prepared in accordance with the requirements of the U.S. Securities and Exchange Commission (or the SEC) for interim reporting. Under those rules, certain footnotes and other financial information that are normally required by U.S generally accepted accounting principles may be condensed or omitted. The results for the interim period ended February 28, 2019 are not necessarily indicative of results to be expected for the full year. These interim consolidated financial statements should be read in conjunction with our Annual consolidated financial statements for the year ended November 30, 2018. Certain prior period amounts have been reclassified to confirm to the 2019 presentation.

The consolidated financial statements include the results and balances of the Company and its wholly owned subsidiaries (DBRS Canada, DBRS US, DBRS UK, DBRS Germany, DBRS Mexico, AAA UK Acquisition Co Limited. and AAA UK Holding Co Limited.). Intercompany balances and transactions among consolidated entities have been eliminated on consolidation.

The Company’s reporting currency is the Canadian dollar.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

2	Summary of significant accounting policies (continued)

Newly adopted accounting policies

In November 2015, the Financial Accounting Standards Boards (FASB) issued Accounting Standards Update (ASU) 2015-17, which simplifies the presentation of deferred income taxes. The amendments in this update require that deferred income tax liabilities and assets be classified as noncurrent in a classified statement of financial position. For public business entities, the amendments this update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. The Company assessed the standard and determined it to be applicable and it was adopted during the 2018 fiscal year. The standard has been applied retroactively.

There have been no newly adopted accounting policies in the first quarter of 2019.

Newly released accounting standards not yet adopted

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which supersedes the revenue recognition requirements in Accounting Standard Codification 605, Revenue Recognition. ASU 2014-09 requires entities to recognize revenue in a way that depicts the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 requires an additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company is currently assessing the impact of this standard on its financial statements.

In August 2014, the FASB issued ASU 2014-15, which provides guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. This standard is effective for all entities for fiscal years and interim periods within those years, beginning after December 15, 2016. Early application is permitted. The Company has assessed the standard and determined there is no substantial doubt about the entity’s ability to continue as a going concern.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities as an amendment to ASC Subtopic 825-10. The amendments in this update address certain aspects of recognition, measurement, presentation and disclosure of financial instruments. This amendment requires all equity investments to be measured at fair value with changes in the fair value recognized through net income (other than those accounted for under the equity method of accounting or those that result in consolidation of the investee). The guidance is effective for the fiscal years beginning after December 15, 2017, including interim periods within those annual periods. Early adoption of this amendment is not permitted. The Company is currently assessing the impact of this standard on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to revise lease accounting guidance. The update requires most leases to be recorded on the balance sheet as a lease liability, with a corresponding right-of-use asset,

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

2	Summary of significant accounting policies (continued)

Newly released accounting standards not yet adopted (continued)

whereas many of these leases currently have an off-balance sheet classification. ASU 2016-02 must be applied on a modified retrospective basis and is effective for fiscal years beginning after December 15, 2018, and interim periods within those years, with early adoption permitted. The Company is currently assessing the impact of this standard on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. ASU 2016-13 becomes effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2019. The Company is currently assessing the impact of this standard on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which clarifies how companies present and classify certain cash receipts and cash payments in the statement of cash flows. The new guidance is effective for fiscal years beginning after December 15, 2017. Early adoption is permitted. The Company is currently assessing the impact of this standard on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, which requires entities to recognize the income tax effects of intercompany sales and transfers of assets, other than inventory, in the period in which the transfer occurs. This is a change from current GAAP, which requires entities to defer the income tax effects of intercompany transfers of assets until the asset has been sold to an outside party or otherwise recognized (i.e. depreciated, amortized and impaired). The income tax effects of intercompany sales and transfers of inventory will continue to be deferred until the inventory is sold to an outside party. This ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those years, with early adoption permitted. The Company is currently assessing the impact of this standard on its financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, to reduce diversity in practice related to the classification and presentation of changes in restricted cash on the statement of cash flows under Topic 230, Statement of Cash Flows. The revised guidance requires that amounts generally described as restricted cash and restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The guidance will be applied on a retrospective basis beginning with the earliest period presented. The amendments in this ASU are effective for annual and interim periods beginning after December 15, 2017. The Company is currently assessing the impact of this standard on its financial statements.

In August 2017, the FASB issued ASU No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The new standard refines and expands hedge accounting for both financial and commodity risks. Its provisions create more transparency around how economic results are presented, both on the face of the financial statements and in the notes. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company is currently assessing the impact of this standard on its financial statements.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

3	Accounts receivable, net

Accounts receivable as at February 28, 2019 consist of the following balances:

	February 28, 2019	November 30, 2018
Trade receivables	$28,250	$29,057
Other receivables	71	6,725
	$28,321	$35,782

4	Intangible assets, net including goodwill

Intangible assets as at February 28, 2019 consist of the following:

	Cost	Accumulated amortization	February 28, 2019 Net Book Value	November 30, 2018 Net Book Value	Weighted average life
Definite-lived intangible assets:
Customer relationships	$277,439	$101,407	$176,032	$182,608	8.5
Technology	25,307	16,871	8,436	9,503	6
Computer software obtained for internal use	10,342	5,101	5,241	4,402	3 - 5
Indefinite-lived intangible assets:
Trademarks	100,923	-	100,923	101,349
Goodwill	301,100		301,100	302,038
	$715,111	$123,379	$591,732	$599,900

Amortization expense on definite-lived intangible assets of $7,452 for the period (2018 - $6,982) was recorded in amortization expense in the interim condensed consolidated statement of operations and comprehensive income (loss). Amortization is recognized on a straight-line basis over the life of the asset.

The changes in the carrying amount of goodwill in total are summarized as follows:

Balance - November 30, 2018	$302,038
Foreign exchange	(938)
Balance - February 28, 2019	$301,100

Amortization of the intangible assets is as follows:

Period ending February 28,
2019	$22,449
2020	30,033
2021	26,785
2022	25,118
2023	19,863
Thereafter	66,271
$190,519

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

5	Long-term debt

Long-term debt as at February 28, 2019 consists of the following:

	February 28, 2019	November 30, 2018

Secured term loan facility	$284,623	$287,855
Debt issuance costs	605	1,180
	285,228	289,035
Less: current portion	5,930	5,234
	$279,298	$283,801

On March 4, 2015, DBRS Canada and DBRS US, as co-borrowers entered into a credit agreement with Credit Suisse AG (credit agreement), which provides for a term loan with a principal amount of US$225 million under a secured term loan facility (term loan) and a revolver facility (revolver) of up to US$40 million. The US$225 million term loan has been allocated US$125 million to DBRS Canada and US$100 million to DBRS US, respectively.

The term loan matures on March 4, 2022, where the principal amounts amortize in quarterly instalments, with the balance due at the maturity date. Interest accrues at a rate of LIBOR plus 5.25% per annum on the term loan. Early prepayments can be made on the term loan at no penalty, provided the payments are made after the 12-month anniversary of the closing date of the credit agreement. Interest expense of $5.7 million (2018 - $4.6 million) was recorded related to the term loan for the period.

The revolver matures on March 4, 2020 and accrues interest at a rate of LIBOR plus 4.50% or 5.00% annually, depending on certain leverage ratios. Interest expense of $nil (2018 - $nil) was recorded related to the revolver for period as there was no withdrawal on the revolver.

Also included in the credit agreement is a swing-line facility of US$10 million, which was not utilized at February 28, 2019. The fair value of long-term debt as at February 28, 2019 approximates its book value.

The long term debt was repaid upon acquisition of the Company by Morningstar in July 2019.

Covenants

The credit agreement contains a number of affirmative and negative covenants that, among other things, limit or restrict the ability to incur additional indebtedness and liens, sell assets, fundamentally change business models, acquire other companies, or make certain investments. The credit agreement requires the maintenance of one financial ratio.

Senior secured first lien net leverage ratio means, as of any date of determination, the ratio, on a pro forma basis, of: (i) consolidated senior secured first lien indebtedness as of such date to; (ii) consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) for the most recently completed test period.

If the sum of the aggregate principal amount of the revolver outstanding at the end of the period plus the aggregate principal amount of swing-line loans then outstanding exceeds 30.0% of the aggregate principal amount of revolving commitment then the senior secured first lien net leverage ratio is not permitted to exceed 7.25:1 until May 31, 2016

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

5	Long-term debt (continued)

and 7.00:1 thereafter. As at February 28, 2019, the Company was in compliance with all covenants of the credit agreement.

Deferred financing costs

In connection with the credit agreement, the Company incurred US$10.6 million of deferred financing costs that was recorded as a direct reduction against the term loan and is being amortized over the term of the loan into interest expense using the interest rate method. The amortization of deferred financing costs included in interest expense was $0.6 million for the period ending February 28, 2019 (2018 - $0.8 million).

Maturities

The aggregate maturities of long-term debt as at February 28, 2019 are as follows:

2019

2019	$4,447
2020	5,930
2021	5,930
2022	268,316
284,623
Deferred financing fees	605
$285,228

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

6	Income taxes

Income taxes recognized in the interim consolidated statement of operations and comprehensive income (loss) for the period comprises the following:

	February 28, 2019	February 28, 2018
Income before taxes of continuing operations	$(1,404)	$1,679
Income tax expense	$(440)	$(8,886)
Effective tax rate	31%	(529% )

Income before taxes of discontinued operations	$(37)	$(500)
Income tax expense	$-	$-
Effective tax rate	0%	0%

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (TCJA) or Tax Reform. The TCJA included a broad range of complex provisions impacting the taxation of DBRS US. Specifically, DBRS US is impacted by the change in the U.S. Federal corporate income tax rate from 34% to 21%, full expensing of fixed assets and the deductibility of certain costs.

DBRS US has completed the accounting for the relevant impacts surrounding the TCJA, specifically the change in tax rates from 34% to 21% inclusive of the state impact. DBRS reduced its deferred tax liabilities by US$7.3M ($9.2M) to reflect the change in the US federal tax rate.

The table below provides information regarding the Company’s gross unrecognized tax benefits as of February 28, 2019 and November 30, 2018 , as well as the effect these gross unrecognized tax benefits would have on the Company’s income tax expense, if they were recognized.

	February 28, 2019	November 30, 2018
Gross unrecognized tax benefits	$5,058	$5,050
Gross unrecognized tax benefits that would affect income tax	5,058	5,050
Decrease in income tax expense upon recognition of gross unrecognized tax benefits	5,058	5,050

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

7	Capital stock and mezzanine equity

Authorized

Unlimited common shares

Unlimited Class A preferred shares

Issued

	February 28, 2019			November 30, 2018
	Shares	Amount ($	)	Shares	Amount ($	)
Balance - Beginning of period	24,950,210	197,972		24,950,210	197,972
Shares issued	-	-		-	-
Balance - End of period	24,950,210	$197,972		24,950,210	$197,972

Holders of common shares are entitled to one vote per share and to receive dividends and, on liquidation or dissolution, are entitled to receive all assets available for distribution to shareholders. The holders have no pre-emptive or other subscription rights and there are no redemption or sinking fund provisions with respect to such shares. Common shares are subordinate to the Class A preferred shares below with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company.

Distributions were paid to common share holders upon acquisition of the Company on July 2, 2019 as the acquisition was deemed to be a liquidation event.

Class A preferred shares

	February 28, 2019			November 30, 2018
	Shares	Amount ($	)	Shares	Amount ($	)
Balance - Beginning of period	80,819,518	80,820		85,778,888	85,779
Shares redeemed	(1,204,048)	(1,204)		(4,959,370)	(4,959)
Balance - End of period	79,615,470	$79,616		80,819,518	$80,820

In connection with the transactions, 100,000,000 Class A cumulative compounding perpetual voting preferred shares were issued at a total purchase price of $100 million or $1.00 per share (the Purchase Price). No issuance costs were incurred.

The Class A preferred shares will accrue an annual dividend of 6.0% until March 4, 2022, at which point the dividend will increase by 100 basis points to a maximum of 8.0% as at March 4, 2024. The dividend is only payable upon approval by the Board of Directors, or when a liquidity event occurs. The annual dividend will accrue on a daily basis on the sum of the value of the shares plus all accrued dividends, whether or not there are funds legally available for the payment of dividends. All accrued dividends accumulate and compound on a quarterly basis.

All outstanding Class A preferred shares are mandatorily redeemable in the event of liquidity or the option of the Company in whole or in part subject to certain restrictions. Liquidity events are events that result in significant changes to the ownership of the Company. The Company has an agreement to redeem an agreed amount of Class A preferred shares based on a pre-set schedule, assuming the Company meets certain criteria at each repayment date. The agreement continues indefinitely, and is subject to certain restrictions, including ensuring the redemption does not cause a violation

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

7	Capital stock and mezzanine equity (continued)

of any debt covenants. Assuming the Company is in compliance with all covenants, the Company would be required to pay approximately 6% of the face value of the preferred shares per year.

Holders of the Class A preferred shares have voting rights equal to 10.1% of the issued voting share capital of the Company. Except as otherwise provided, holders of the preferred shares and common shares vote together as a single class.

The Class A preferred shares are presented outside of permanent equity and are measured at their redemption amount. The liquidation value is $100 million.

The outstanding Class A preferred shares were redeemable upon acquisition of the Company on July 2, 2019, as the acquisition was deemed to be a liquidation event, and paid in July 2019.

8	Treasury shares

Treasury shares of zero shares were repurchased at a premium in 2019. Treasury shares of 32,125 shares were repurchased at a premium in 2018 and of those, nil were reissued for a net cash outlay of $571.

9	Share-based compensation

Ratings Acquisition Corp. 2015 Stock Option and Restricted Stock Unit Plan

On March 4, 2015, and restated as at March 31, 2015, the Board of Directors approved the Ratings Acquisition Corp. 2015 Stock Option and Restricted Stock Unit Plan (2015 plan) granted to certain employees and directors of the Company.

As part of the 2015 plan, there were 728,276 options authorized and granted as of February 28, 2019, whereas each option can be exercised, once vested, for one common share. The exercise price is equal to the fair value of a common share on the grant date and the term of the options shall commence on the grant date and expire on the tenth anniversary thereof, unless the options shall have been earlier terminated in accordance with the terms of the 2015 plan.

Options granted include a service component as well as a performance component. The service component vests in five equal instalments annually on each of the first five anniversaries of the grant date. The performance component vests pursuant to the achievement of certain performance conditions and is expensed based on a graded vesting schedule if performance conditions are met. The performance condition would mean any event such as a change of control or an Initial Public Offering. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

During the operating period, nil additional options were granted and nil options were forfeited. Nil options were exercised during the period. As of February 28, 2019, there were 728,276 options outstanding.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

9	Share-based compensation (continued)

The following table summarizes the options outstanding under the 2015 plan:

	Number of options	Weighted average exercise price ($)
Outstanding - Beginning of period	708,943	8.82
Granted	-	-
Exercised	-	-
Forfeited	-	-
Balance - End of period	708,943	8.82

The following table summarizes the RSUs outstanding under the 2015 plan:

	Number of options	Weighted average exercise price ($)
Balance - Beginning of period	310,238	9.67
Granted	-	-
Exercised	-	-
Forfeited	-	-
Balance - End of period	310,238	9.67

Ratings Acquisition Corp. 2015 Incentive Share Plan

On March 4, 2015, and restated as at March 31, 2015, the Board of Directors approved the 2015 Incentive Share Plan (2015 Incentive Plan) granted to certain employees of the Company.

As part of the 2015 Incentive Plan, there were 1,887,981 Class A incentive shares authorized to be granted.

The Class A incentive shares granted include a service component as well as a performance component. The service component vests in five equal instalments annually on each of the first five anniversaries of the grant date. The performance component vests pursuant to the achievement of certain performance conditions and is expensed based on a graded vesting schedule if performance conditions are met. The performance condition would mean any event such as a change of control or an Initial Public Offering. Both conditions must be met to allow the awards to exercise. The Company reassesses the probability of vesting at each reporting period for awards with performance conditions and adjusts compensation cost based on its probability assessment.

The Company granted nil Class A incentive shares during the period. During the period nil shares were forfeited and nil have vested or settled. As of February 28, 2019 1,887,981 Class A incentive shares were outstanding.

The Company recorded stock-based compensation expense of $nil for the period of December 1, 2018 to February 28, 2019 ($nil for the period of December 1, 2017 to February 28, 2018) for employees that left the Company. The compensation cost will only be recorded if a liquidity event is deemed probable. A liquidation event was probable subsequent to the period end thus a stock compensation expense was recorded subsequent to February 28, 2019.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

10	Financial instruments

Cross currency interest rate swap

The Company entered into a cross currency interest rate swap with Credit Suisse International to manage its exposure related to changes in interest rates on $198 million of variable rate debt instruments most particularly the US$225 million variable rate LIBOR debt (note 5). The cross-currency interest rate swap had a notional amount totaling US$158 million and matures on February 2020. The fair value of the interest rate swap as of February 28, 2019 is an asset of $4,175 (2018 - $7,082) and is recorded in other assets in the interim condensed consolidated balance sheet. The fair value of the interest rate agreement was calculated using a net present value of future discounted cash flows using the following significant inputs: the term of the swap, the notional amount of the swap, discount rates interpolated based on relevant swap curves, the rate on the fixed leg of the swap and a Level 2 input.

By effectively converting the interest rates from variable to fixed, the Company has eliminated the volatility.

Credit risk

The Company is exposed to credit risk resulting from the possibility counterparties may default on their financial obligations. Financial instruments that potentially subject the Company to credit risk principally consist of cash, restricted cash, accounts receivable and derivative instruments. The Company manages its credit risk exposure on cash by allocating its cash equivalents among various high-grade term deposits and money market mutual funds. Credit risk on accounts receivable is managed through credit management procedures in place to ensure clients are creditworthy and to mitigate the risk to any one party and to the aggregate balance. Management does not estimate the Company has any significant credit risk with respect to any single client. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes the Company, which creates credit risk for the Company. When the fair value of a derivative contract is negative, the Company owes the counterparty and, therefore, the Company is not exposed to the counterparty’s credit risk in those circumstances. The Company minimizes counterparty credit risk in derivative instruments by entering into transactions with high quality counterparties. The derivative instruments entered by the Company do not contain credit risk related contingent features.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

10	Financial instruments (continued)

The Company recognizes fair value measurements for each class of financial instruments as follows:

2019	Level 1	Level 2	Level 3
Cash	$45,504	$-	$-
Accounts receivable	28,321	-	-
Accounts payable and accrued liabilities	7,416	-	-
Swap receivable	-	4,175	-
Long term debt	-	285,228	-
Investments	-	-	705
	81,241	289,403	705

2018	Level 1	Level 2	Level 3
Cash	$56,842	$-	$-
Accounts receivable	35,782	-	-
Accounts payable and accrued liabilities	7,657	-	-
Swap receivable	-	7,082	-
Long term debt	-	289,035	-
Investments	-	-	683
	100,281	296,117	683

11	Commitments

The minimum lease payments under operating leases are as follows:

Period ending February 28
2019	$4,246
2020	6,462
2021	6,288
2022	5,322
2023	5,648
Thereafter	32,798
$60,764

The Company, in support of the lease commitments, has issued a letter of credit in the amount of US500,000, with expiry dates ending January 31, 2034, as security deposits on leased office spaces.

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

12	Supplemental cash flow information

	Period ended February 28, 2019	Period ended February 28, 2018
Income taxes paid - DBRS Canada	$1,784	$9,645
Income taxes paid - DBRS US	651	1,101
Interest on debt - DBRS Canada	3,167	11,489
Interest on debt - DBRS US	2,523	9,412
	$8,125	$31,647

13	Contingencies

DBRS Group is not involved in any legal proceedings that are expected to have a material effect on its business, financial position or results of operations or liquidity, nor is DBRS Group aware of any proceedings that are pending or threatened that may have a material effect on the business, financial position and results of operations or liquidity.

14	Discontinued operations

During fiscal 2018, the Company made the decision to discontinue operations for the entity DBRS Ratings Mexico, Institucion Calificadora de Valores, S.A. de C.V. by disposing the entity of through a dissolution. The decision was made after determining that it would take a significant amount of time and investment in order to build a solid book of business, given that the Company was only able to obtain and rate local ratings and the fees associated with local ratings are significantly lower than global ratings that represent DBRS’ core operations.

Major classes of line items constituting net loss from discontinued operations:

	Period ended February 28, 2019	Period ended February 28, 2018
Revenue
Fees	$-	$36
Expenses
Salaries and benefits	3	151
Employee incentive plans	-	6
General and administrative	82	176
Rent and operating	-	19
Amortization and depreciation	-	1
Foreign exchange loss (gain)	(48)	153
Transaction and other	-	30
	37	536
Loss from discontinued operations before income taxes	(37)	(500)
Income tax expense	-	-
Net loss from discontinued operations	$(37)	$(500)

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

14	Discontinued operations (continued)

The following provides additional information with respect to amounts included in the February 28, 2019 and November 30, 2018 balance sheets as assets and liabilities of discontinued operations:

Carrying amounts of major classes of assets included as part of discontinued operations

	As at February 28, 2019	As at November 30, 2018
Accounts receivable, net	$31	$32
Prepaid expenses	3	3
Current portion of assets of discontinued operations	34	35
Property and equipment, net	-	-
Intangible assets	-	-
Total assets of discontinued operations	$34	$35

Carrying amounts of major classes of liabilities included as part of discontinued operations
Accounts payable and accrued liabilities	$2	$87
Employee incentive plans	-	-
Current portion deferred revenue	-	-
Current portion of liabilities of discontinued operations	2	87
Total liabilities of discontinued operations	$2	$87

Ratings Acquisition Corp

(operating as DBRS Group)

Notes to Interim Condsensed Consolidated Financial Statements

(expressed in thousands of Canadian dollars, unless otherwise indicated)

For the period ended February 28, 2019

14	Discontinued operations (continued)

The cash flows from discontinued operations for periods ended February 28, 2019 and February 28, 2018 are as follows:

	Period ended February 28, 2019	Period ended February 28, 2018
Cash provided by (used in)
Operating activities
Net loss for discontinued operations	$(37)	$(500)
Items not affecting cash:
Amortization and depreciation	-	1
Unrealized foreign exchange on balances	(60)	153
Net changes in non-cash working capital related to discontinued operations
Accounts receivable	-	46
Prepaid expenses and other	-	16
Accounts payable and accrued liabilities	(73)	(34)
Employee incentive plans	-	(130)
Deferred revenue	-	(22)
Net cash flows from operating activities for discontinued operations	(170)	(470)
Investing activities
Purchase of fixed assets	-	(1)
Purchase of intangible assets	-	-
Net cash flows from investing activities for discontinued operations	-	(1)
Financing activities
Loans paid to related parties	-	-
Net cash flows from financing activities for discontinued operations	-	-
Net change in cash for discontinued operations	$(170)	$(471)

15	Subsequent events

On July 2, 2019, the Company was acquired by Morningstar for a purchase price of US$669 million subject to certain adjustments. Management has considered all subsequent events through to September 12, 2019, the date the financial statements are available for issuance.